Exhibit 10.16

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into as of 12/11/2020, by and between G&I VII RIVER PLACE LP, a Delaware limited partnership (“Landlord”), and AMBIQ MICRO, INC., a Delaware corporation (“Tenant”).

A. Landlord and Tenant are parties to a Lease (“Original Lease”) dated as of November 11, 2016, as amended by a First Amendment to Lease (“First Amendment”) dated as of September 6, 2019 (the Original Lease as so amended is referred to herein as the “Current Lease”), for the Premises deemed to contain 12,402 rentable square feet presently known as Suite 200 in the Building known as River Place Corporate Park, Building VII located at 6500 River Place Boulevard, Austin, Texas. The Current Lease as amended by this Amendment is referred to herein as the “Lease”.

B. Landlord and Tenant agree to amend the Current Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, Landlord and Tenant hereby agree as follows:

1. Incorporation of Recitals: Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise denied in this Amendment have the respective meanings given to them in the Current Lease.

(a) Section 1(a) of Exhibit A of the First Amendment is amended by deleting the phrase “July 1, 2020” and replacing it with “October 1, 2020”.

(b) Section 9(a) of Exhibit A of the First Amendment is amended by deleting the phrase “September 30, 2020” and replacing it with “January 31, 2021”.

2. Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Current Lease has not been modified, amended, canceled, terminated, released, superseded, or otherwise rendered of no force or effect. The Current Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term, and power contained in and under the Current Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein. In the event of any conflict between the terms and conditions of this Amendment and those of the Current Lease, the terms and conditions of this Amendment control. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either against the other on any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto.

3. Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so. Tenant hereby represents and warrants to Landlord that there are no defaults by Landlord or Tenant under the Current Lease, nor any event that with the giving of notice or the passage of time, or both, will constitute a default under the Current Lease.

4. Counterparts: Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced electronically will be deemed to be their original signature for all purposes.

5. OFAC. Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and must at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto must defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indetwity obligations will survive the expiration or earlier termination of the Lease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first-above written.

LANDLORD:
G&I VII RIVER PLACE LP

By: G&I VII River Place GP I, its general partner

By:	/s/ Suzanne Stumpf
Name:	Suzanne Stumpf
Title:	VP, Asset Management
Date:	12/11/2020

TENANT:
AMBIQ MICRO, INC.

By:	/s/ Fumihide Esaka
Name:	Fumihide Esaka
Title:	CEO
Date:	December 4, 2020